UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

PRINCIPIA BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PRNB	The Nasdaq Global Select Market

Item 8.01 Other Events

Press Releases

Principia Biopharma Inc. (the “Company”) issued a press release on January 7, 2020 announcing an expansion in the development of its lead drug candidate, PRN1008 (now known by the generic name rilzabrutinib) into IgG4-Related Disease (RD).  The Company anticipates initiating a Phase 2 clinical trial in IgG4-RD in the first half of 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company issued a press release on January 9, 2020 announcing an expansion of its Bruton tyrosine kinase (BTK) franchise with an additional BTK inhibitor, PRN473 Topical. PRN473 Topical is entering into a Phase 1, randomized, double blind, placebo-controlled, single and multiple dose clinical trial to evaluate its safety, tolerability and pharmacokinetics.  The trial will be conducted in Australia and is expected to be completed in 2020.

The Company also summarized certain anticipated key milestones for the Company’s clinical development programs, and announced suspension of its development of PRN1371, an FGFR inhibitor for bladder cancer, to focus the Company’s portfolio on immune-mediated diseases.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Principia Biopharma Inc. dated January 7, 2020.
99.2	Press Release issued by Principia Biopharma Inc. dated January 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

Date: January 10, 2020	By:	/s/ Roy Hardiman
Roy Hardiman
Chief Business Officer